WESTLAND DEVELOPMENT CO., INC.
                            401 Coors Boulevard, N.W.
                          Albuquerque, New Mexico 87121

          PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on November 19, 2004

The Annual  Meeting of  Shareholders  of WESTLAND  DEVELOPMENT  CO.,  INC.  (the
"Company") will be held on November 19, 2004, at the Radisson Hotel, I-25 and Carlisle Blvd., NE, Albuquerque, New Mexico at 8:00 a.m., New Mexico time, to act upon the following:

1.   To elect three Class B Directors; and

2.   To  consider  such other  business as may  properly  come before the Annual
     Meeting.

Details relating to the above matters are set forth in the attached Proxy Statement. The Board of Directors is not aware of any other matters to come before the Annual Meeting. Only shareholders of record at the close of business on September 30, 2004, are entitled to vote at the Annual Meeting. Shares cannot be voted unless a signed proxy is provided or other arrangements are made by the record owner(s) to have the shares represented at the Meeting.

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY WITHOUT DELAY. WESTLAND HAS FURNISHED FOR YOUR CONVENIENCE A PRE-ADDRESSED, STAMPED ENVELOPE. PLEASE MAIL IN YOUR PROXY TODAY. YOUR PROMPT RETURN OF THE ENCLOSED PROXY WILL SAVE WESTLAND THE NECESSITY AND EXPENSE OF FURTHER SOLICITATIONS TO OBTAIN A QUORUM AT THE ANNUAL MEETING.

Sincerely





JOE S. CHAVEZ, Secretary

Albuquerque, New Mexico, September 30, 2004

                                 PROXY STATEMENT

                         WESTLAND DEVELOPMENT CO., INC.
                            401 Coors Boulevard, N.W.
                          Albuquerque, New Mexico 87121

                         PERSONS MAKING THE SOLICITATION

The Board of Directors (the "Board") of Westland Development Co., Inc. (the "Company") solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on November 19, 2004, in the Radisson Hotel, I-25 and Carlisle Blvd., NE, Albuquerque, New Mexico, at 8:00 a.m., New Mexico time, and at any postponement(s) or adjournment(s) of the Annual Meeting.

                             METHOD OF SOLICITATION

Solicitation will be made primarily by mail, commencing on or about October 19, 2004, but may also be made by telephone or oral communications by directors, officers and employees of the Company. In addition, the Company may make arrangements with and compensate up to approximately 60 individuals to assist in the solicitation. No agreements with such persons have been made, so the Company cannot identify these persons at the present time, but the Company anticipates paying such individuals approximately $8.00 per hour, and may reimburse out-of-pocket expenses incurred by these persons. The Company estimates that the total amount to be spent in connection with the solicitation, excluding salary paid to officers and regular employees may be from $30,000 to $100,000, depending on whether this solicitation is contested. The Company will pay all costs of its solicitation efforts.

                        PROXIES AND VOTING AT THE MEETING

A majority of the outstanding shares of the Company's No Par Value Stock and Class B Stock, counted in the aggregate, must be represented in person, or by proxy, at the Annual Meeting in order to hold the Annual Meeting. Only shareholders of record at the close of business on September 30, 2004, are entitled to vote at the Annual Meeting. Because many shareholders cannot attend the Annual Meeting, a large number must be represented by proxy. Shareholders are encouraged to sign and return their proxies promptly, indicating the manner in which they wish their shares to be voted. The proxy agents will vote the shares represented by the proxies according to the instructions of the persons giving the proxies. Any proxies abstaining from voting will not be voted, but will be used in determining the presence of a quorum of shareholders. Unless other instructions are given, votes will be cast:

1. For the election of the three Class B Directors to terms that will expire in 2007.

     To be elected a director, a nominee must receive the votes of a majority of the shares represented at the Meeting (counting No Par Value Stock and Class B Stock in the aggregate). According to the Company's bylaws, candidates must run for a specific seat on the Board. If no candidate for a specific seat receives a majority, the incumbent Director in that seat will remain on the Board. If, for any reason, any of the nominees become unavailable for election, which the Board does not anticipate, the proxies will be voted for a substitute nominee to be designated by the Board.

2.   In the Proxy's  discretion on the transaction of such other business as may
     properly  come  before  the  Annual  Meeting  or  any   postponement(s)  or
     adjournment(s) of the Annual Meeting.

     To be passed, any other item that comes before the Annual Meeting must receive the affirmative vote of a majority of the votes cast in person and by proxy at the Meeting. Proposed Amendments to the Articles of Incorporation must receive the affirmative vote of a majority of all of the Company's issued and outstanding No Par Value Stock and Class B Stock.

Election inspectors will be appointed at the meeting. Such Inspectors will determine the validity of proxies and will receive, canvas and report to the meeting the votes cast by the shareholders on each item brought before the shareholders for vote. No person who is not the record owner or voting under appropriate authority granted by the record owner can vote shares of the Company's stock at the Annual Meeting. All returned proxies are counted toward the required quorum or the required percentages of shares present at the meeting for election of directors. If any shareholder returns a proxy without indicating his directions whether the proxy should be voted for or against any item or voted for or withheld from voting on any item, the proxy will be counted for purposes of determining the existence of a quorum and will be voted by the proxy agents for management's nominees and in the agents' discretion on any other matter coming before the meeting.

Any Shareholder returning a proxy has the power to revoke that proxy at any time before it is voted, by delivery of a written notice of revocation, signed by the shareholder, to the Secretary of the Company; by delivery of a signed proxy bearing a later date; or by attending the Annual Meeting and voting in person. Each unrevoked proxy will be voted at the Meeting.

In accordance with Company Bylaws, the Annual Meeting will be conducted in accordance with an agenda that will be conspicuously posted at the Annual Meeting. Participation at the Meeting will be encouraged but will be limited to shareholders and holders of valid proxies for shareholders. The Meeting will start promptly at 8:00 a.m.

                              ELECTION OF DIRECTORS

At the Annual Meeting, the shareholders will elect three Class B Directors to each serve a three-year term ending at the annual meeting of shareholders to be held in 2007. Following is a description of each of the Company's nominees for election as Class B directors and each of the other Company executive officers and directors. Included in the description of each director is that persons membership(s) in the Company's Executive and Disclaimer Committees. Each Westland Director is also a director of ECS, Inc., a New Mexico nonprofit corporation established by the Company to hold certain cemetery lands donated to it to be operated for the benefit of the Atrisco heirs. The Company's Board of Directors has delegated to the Executive Committee the authority to make all decisions for the Company in all matters other than those specifically prohibited by the New Mexico Business Corporation Act. The Company has no Audit Committee separate from the full board of Directors.

Management's Nominees for Election of Class B Director

The Board of Directors of the Company has nominated Mr. Sosimo S. Padilla, Mr. Joe S. Chavez and Mr. Ray Mares, Jr., to for election as the Company's Class B Directors, positions they currently hold. Each of them is running for the seat he presently holds. Each of the nominees has consented to be nominated and to serve if elected.

Sosimo Sanchez Padilla, Chairman of the Board of Directors, Vice President and Assistant Secretary/Treasurer. Mr. Padilla has served as a Director since 1971 and has been the Chairman of the Board of Directors for the last 14 years and is a member of the Company's Executive Committee. Mr. Padilla has been retired from Albuquerque Publishing Company for more than 13 years. Mr. Padilla has served on the State of New Mexico Border Research Institute Support Council and National Association of Industrial and Office Properties; was Chairman of the New Mexico Highway Commission from 1982 to 1986; served as a Trustee for the University of Albuquerque; also served as a Director of the Westside Albuquerque Chamber of Commerce; the Greater Albuquerque Chamber of Commerce, and the Albuquerque Hispano Chamber of Commerce. Mr. Padilla was a founder of and for more than 20 years served as a Director of the Bank of New Mexico.

Joe S. Chavez, served as a Director since 1995 and as Secretary-Treasurer since the retirement of Mr. David C. Armijo at the end of 2003. He is a member of the Company's Executive Committee and Disclaimer Committee. Mr. Chavez served on the Petroglyph National Monument Advisory Committee. For more than the past decade, Mr. Chavez has been a co-owner of Regina's Dance Studio, a business specializing in the sale of gymnastics equipment costume and ballet apparel and coordination of dance performances and other functions. Mr. Chavez was employed as a Sales Consultant with Casey Luna Ford. For more than the past nine years he has been employed by Galles Chevrolet as sales manager and director of the used car department. Mr. Chavez was instrumental in the incorporation and coordination of EIQW (Employment Involvement and Quality of Work Life). Mr. Chavez was employed for 20 years by Kimbell Co., OBA Foodway, as Manager Director of store operations.

Ray Mares, Jr., was appointed by the Board of Directors in 2004 to fill the vacancy created by the retirement of Dr. Carlos Saavedra. Mr. Mares is a graduate of Rio Grande High School in Albuquerque. He is also a graduate of the University of New Mexico where he received a Bachelor degree in Business. For more than the past ten years, Mr. Mares has been the Owner/Manager of Briteway Services in Albuquerque. Mr. Chavez served in the Naval Reserve as Front Line Operations, Hydraulics Structural-Line Trouble Shooter

BIOGRAPHICAL INFORMATION FOR OTHER DIRECTORS AND OFFICERS

Continuing Class C Directors: Terms Expire in 2005

Troy K. Benavidez, this year was appointed by the Board of Directors to fill the vacancy created by the retirement of Mr. David Armijo. Mr. Benavidez is a graduate of Colorado College with a Bachelor degree in Economics. For the past two years, Mr. Benavidez has been employed as the State Government Affairs Manager for AstraZeneca Pharmaceuticals, LP, in Albuquerque, New Mexico. Prior to that he served as the External Relations Director for the Honorable Jane M. Swift, Governor of Massachusetts; as the Northern Regional Director for the Honorable Pete V. Domenici, U. S. Senator for New Mexico; as Chief of Staff to the Honorable Walter D. Bradley, Lt. Governor of New Mexico; and as Deputy Chief of Staff for the Honorable Steven H. Schiff, U.S. Representative for the State of New Mexico.

Josie G. Castillo, has been a Director since 1984, and served as the Company's Treasurer from 1985 to 1989. She is the Chairman of the Company's Executive Committee and is a member of the Company's Disclaimer Committee. From 1983 until her retirement in 1995, she was employed by the Human Services Department of the State of New Mexico in Albuquerque, New Mexico.

Georgia M. Baca, was appointed in 2004 by the Board of Directors to fill the vacancy created by the death of Mr. Carmel Chavez. Ms. Baca has been employed by Westland for more than the past 10 years. Ms. Baca is the Board's liaison with shareholders as the Board's Shareholder Representative.

Continuing Class A Directors: Terms will expire in 2006

Barbara Page has been a Director, a member of the Executive Committee and Westland's President and Chief Executive and Chief Financial Officer since 1989. Ms. Page is a member of the Albuquerque Economic Forum, is a member of National Association of Industrial and Office Properties, is a board member of Albuquerque Economic Development Inc., and is also a member of the Albuquerque Chamber of Commerce, the Albuquerque West Side Association, the Albuquerque Hispano Chamber of Commerce and New Mexico Home Builders Association. Ms. Page also serves on the Advisory Board of Eclipse Aviation, a corporation whose business is the development of a new executive type aircraft to be manufactured on Albuquerque's West Side.

Randolph M. Sanchez, this year was appointed by the Board of Directors to fill the vacancy created by the retirement of Mr. Polecarpio Anaya. Mr. Sanchez holds a B.S. degree in Business from Columbia College, Columbia, Missouri with emphasis on shopping center management. For the past 8 years, Mr. Sanchez has been the manager of Coronado Center in Albuquerque, and for the 3 years prior thereto was the Marketing Director of that shopping center. Mr. Sanchez has also been the manager of shopping centers located in New Jersey, North and South Carolina and in Texas.

Charles V. Pena has been a Director since 1996. He is a member of the Company's Executive and Disclaimer Committees. Mr. Pena retired from Safeway stores after 19 years in that employment. During part of that time, he was a member of the Retail Clerk's Union where he sat on two negotiating committees and twice ran for the Presidency of the Union. Mr. Pena attended the University of New Mexico and the University of Albuquerque, majoring in business courses. Since 1993, Mr. Pena owned and operated CJs New Mexican Food Restaurant in Albuquerque, New Mexico until its sale in August of 2004.

Officers:

As stated above, Mr. Sosimo S. Padilla is the Chairman of the Board of Directors, a Vice President and Assistant Secretary/Treasurer. Ms. Barbara Page is the President, Chief Executive Officer and Chief Financial Officer, and Mr. Joe Chavez is the Secretary-Treasurer for the Company. Other officers of the Company are the following:

Leroy J. Chavez was appointed to the position of Vice President of Development on April 26, 1996. The Company has employed Mr. Chavez since August 1984, with his primary responsibility being the supervision of engineering and development related to the Company's properties. Mr. Chavez' responsibilities include the development of the Company's projects as well as the planning and zoning of its land holdings. Mr. Chavez holds a B.S. degree from the University of New Mexico in Civil Engineering. He is also the qualifying party for the Company's General Contractor's License.

Brent Lesley was appointed to the position of Vice President of Marketing on April 26, 1996. The Company has employed Mr. Lesley since May of 1986. Mr. Lesley's responsibilities are centered on the sale of real property, from undeveloped land to developed lots. Mr. Lesley's responsibilities also include overseeing the acquisition of property for the Company's income property portfolio and the procurement of project financing on both a construction and permanent basis. Mr. Lesley holds a B.S. degree from Iowa State University and an MBA degree from the University of New Mexico.

Fred Ambrogi was appointed to the position of Vice President in the Development Division on December 30, 1999. Mr. Ambrogi has been a Company employee since February 1993. Mr. Ambrogi's responsibilities primarily focus on the planning, design, oversight and coordination of specific Company development projects, including the negotiation, oversight and coordination of project related engineering and construction contracts. Mr. Ambrogi holds a B.F.A. degree from the University of New Mexico in Architecture. He has more than 24 years of experience in land development.

Linda Blair was appointed to the position of Vice President in 2002. Ms. Blair has been with the Company since 1985. She is the Company's Office Manager and she has the responsibility of managing the Company's three cemeteries. Ms. Blair graduated from Kent State University in 1972 with a B.A. degree in Spanish and Sociology.

James B. Turk became the Company's Controller in March, 2004. Mr. Turk holds a degree in Accounting from Adams State College. He was employed as an accountant by Grant Thornton from 1989 until 1992. He has held the Chief Financial Officer positions with Safe Car, Inc. (1992 to 1996), and Roses Southwest Papers, Inc. (1996 to 2000), from 2000 until joining Westland's staff, Mr. Turk was a self employed financial and technology consultant.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company's No Par Value Stock and its Class B Stock are its only classes of voting securities outstanding. Only shareholders of record at the close of business September 30, 2004, will be entitled to vote at the Annual Meeting and at any adjournment thereof. On September 30, 2004, there were issued and outstanding 709,830 shares of No Par Value Stock and 85,100 shares of Class B Stock, each of which is entitled to one vote on each matter coming before the Meeting.

Security Ownership of Certain Beneficial Owners and Management:

The following table sets forth, as of September 30, 2004, the beneficial ownership of No Par Value Stock and Class B Stock by each nominee and each present Director of the Company and by all officers and Directors as a group. The information as to beneficial stock ownership is based on data furnished by each person. Each person has sole voting and investment power as to all shares unless otherwise indicated. No person is known by the Company to own beneficially 5% or more of its issued and outstanding equity securities.

NOTE: "Beneficial ownership" of stock, as defined by the Securities and Exchange Commission, includes stock which is not outstanding and not entitled to vote or receive dividends, but which an individual has the right to acquire within 60 days pursuant to a vested stock option. There are no unexercised stock options now issued or outstanding and there is no current intent by Management to issue any options in the future.



                               NO PAR SHARES                  CLASS B SHARES
                         Amount        Percent          Amount        Percent
                          and             of              and           of
                        Nature of        Class         Nature of       Class
                        Beneficial   Beneficially      Beneficial   Beneficially
                        Ownership       Owned           Ownership      Owned

CLASS "A" DIRECTORS

Barbara Page                 2,647          *             11,800          13.87
Charles V. Pena                100          *                500              *
Randolph M. Sanchez             14          *                  0              -

CLASS "B" DIRECTORS (1)

Sosimo S. Padilla            2,308(2)       *             20,700          24.32
Joe S. Chavez                  250          *                200              *
Ray Mares, Jr.                 551          -                  0              -

CLASS "C" DIRECTORS

Troy K. Benevidez              100          *                  0              -
Josie Castillo                 738          *              9,500          11.16
Georgia Baca                 1,236          *                  0              -


OFFICERS: (3)

Leroy J. Chavez                  0          *                  0              *
Brent Lesley                     0          *                  0              *
Fred Ambrogi                     0          *                  0              *
Linda Blair                      0          *                  0              *
James B. Turk                    0          *                  0              *


Directors and Officers
as a group (12 people)       7,944(1-3,*) 1.3 (1-3)       42,700          50.18

1) Each of the Class B Directors is Management's nominee for Director at the Annual Meeting of Shareholders.

2)   Of which, 46 shares are owned by Mr.  Padilla's wife.

3) These officers are not lineal descendants of an incorporator of the Town of Atrisco, New Mexico, and cannot own Company's shares. * Represents less than 1% of the issued No Par value common shares. The total of all of the No Par Shares and Class B Shares owned by the Company's Officers and Directors as a group is approximately 6.37% of all such shares that might be voted at the Annual Meeting of Shareholders.

Beneficial Ownership Reporting Requirements.

All Directors timely filed all required Forms 3 and Forms 4 relating to their share ownership at the time they became Directors and to report the acquisition or disposition of shares during the year.

The Executive Officers and the Directors of the Company are:

        Name                            Position                            Age
 Sosimo S. Padilla         Chairman of the Board of Directors                74
                                    since July 25, 1989,
                                    Director since 1971
 Barbara Page               President, Chief Executive Officer,              70
                            Chief Financial Officer, President
                            Officer President and Director
                                    since July 25, 1989
 Joe S. Chavez                     Secretary and Treasurer since             67
                                    2004, Director  1995.
 Josie Castillo             Director since 1984                              72
 Charles V. Pena            Director Since 1996                              52
 Georgia Baca               Director since 2004                              70
 Troy K. Benevidez Director   since 2004                                     37
 Ray Mares, Jr.             Director since 2004                              54
 Randolph M. Sanchez        Director since 2004                              43
 Leroy J. Chavez            Vice President of Development                    43
                              since 1996
 Brent Lesley               Vice President of Marketing                      44
                              since 1996
 Fred Ambrogi               Vice President in Development                    54
                              since 1999
 Linda Blair                Vice President and Office Manager                53
 James B. Turk              Controller since 2004                            40

Family relationships:

None of the Directors, nominees or other Officers of the Company is related (as first cousins or closer) by blood, marriage or adoption to any other Director, nominee, or Officer.

Meetings of the Board

The Board holds regular meetings monthly and special meetings as the business of the Company requires. During the past fiscal year the Board held 11 regular meetings, and one special meeting. All current Board members attended 90% of all directors meetings during the period that they served as a Company Director.

Board Committees

The Company has no nominating or compensation committees, but does have an Executive Committee consisting of Mr. Sosimo Sanchez Padilla, Ms. Barbara Page, Mrs. Josie Castillo Mr. Joe Chavez and Mr. Charles Pena. Pursuant to the Company's Bylaws, the Executive Committee performs those functions delegated to it by the Board. The Executive Committee met 3 times during the past fiscal year.

The Company has no Audit Committee. The entire board considers all audit and financial matters.

The Company has an Insider Transfer Committee to review for fairness the purchase or sale of its stock by board members of other insiders. Members of this Committee are Mr. Joe S. Chavez, Mr. Charles V. Pena, and Mrs. Josie Castillo.

ECS, Inc. (formerly El Campo Santo, Inc.)

ECS, Inc., is a wholly owned non-profit corporation that owns, manages and operates 3 cemeteries maintained by the Company. The members of Westland's board of directors are also the board of directors of this subsidiary.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation for the fiscal year ended June 30, 2004, 2003 and 2002, including bonuses and deferred cash compensation (if any), of the certain Directors, the Company's Chief Executive Officer and the three other highest paid executive officers:

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation

                                               (a)         (b)          (c)           (d)                   (e)
                Name and                                                          Other Annual
           Principal Position                  Year       Salary       Bonus      Compensation      Other Compensation (5)
         Barbara Page (1) (2) (5)              2004     $ 110,000        ---         $ 16,083            $ 27,500     (5)
         President, CEO and Director           2003       110,000        ---           13,967             148,380 (2) (5)
                                               2002       110,000        ---           13,967             154,871 (2) (5)

         Leroy J. Chavez (5)                   2004       108,300     25,000              ---              19,995     (5)
         Vice President of Development         2003        81,054     20,000              ---              13,407     (5)
                                               2002        73,308        ---              ---               9,530     (5)

         Brent Lesley (5)                      2004       104,206     25,000              ---              19,381     (5)
         Vice President of Marketing           2003        75,458     20,000              ---              12,664     (5)
                                               2002        60,916        ---              ---               7,919     (5)

         Fred Ambrogi (5)                      2004        92,520     20,500              ---              16,953     (5)
         Vice President                        2003        64,457     20,000              ---              11,189     (5)
                                               2002        59,726        ---              ---               7,764     (5)

         Linda Blair (5)                       2004        69,322     20,500              ---              13,473     (5)
         Vice President                        2003        65,298     20,000              ---               8,719     (5)
                                               2002        51,234        ---              ---               6,660     (5)

         Sosimo S. Padilla (1) (3)             2004           ---        ---           53,781                 ---
         Chairman of the Board                 2003           ---     52,906           47,776              12,408
           of Directors                        2002           ---        ---           47,776                 ---

         Polecarpio (Lee) Anaya (deceased)     2004           ---        ---           53,507                 ---
         Executive Vice President              2003           ---     52,906           47,776                 ---
           and Director                        2002           ---        ---           47,776                 ---

----------------------------------------- ---------------- ------------- ---------- ------------------ --------------------------

1. Mr. Padilla is paid a Director's fee of $1,800 per month. Ms. Page is paid a Director's fee of $1,500 per month.

2. Includes the Company paid premium on a life insurance policy owned by Ms. Page and the income taxes thereon which the Company paid ($148,380 and $154,918 for fiscal years ended 2003 and 2002, respectively).

3.   Mr. Padilla is paid $50,000 per year pursuant to a consulting agreement.

4. Mr. Anaya retired during the year and was paid the equivalent of two years of Director's fees based upon his $1,400 per month Director Fee.

5. Each of the above full time employees of the Company participates in a Money Purchase Profit Sharing Deferred Compensation Plan (see "Pension Plan" below). This plan provides that the Company will contribute an amount equal to 15 - 25% of the employees annual Salary to their self directed retirement accounts provided that the employee meets all other eligibility requirements for the plan year.

Other than the officers listed above, no executive officer received $100,000 or more in total annual compensation and bonuses at any time during the past three fiscal years.

There were no options issued or outstanding at any time during the fiscal year relating to the purchase of shares of any Class of the Company's securities by members of the Board of Directors.

During fiscal 2003, with the exception of Ms. Page, each director was paid a bonus. Mr. Padilla and Mr. Anaya each received $50,000 and the other directors each received $25,000. No bonuses were paid to any Director during the current fiscal year. In February of 2004, all director fees were increased to $1,500 per month. Mr. Padilla and Mr. Joe Chavez are paid an additional fee of $300 per month for their extra services as Chairman of the Board and as Secretary-Treasurer, respectively.

Applicable New Mexico gross receipts taxes are added to all amounts paid to directors.

The Company has no long-term compensation arrangements with its directors other than those discussed herein.

Employment and Consulting Arrangements with Current Officers:

Since December of 1991 Ms. Page has been employed as the Company's President under a renewable five-year employment agreement. If Ms. Page is involuntarily terminated during the term of the agreement she shall be paid, in addition to any salary earned to the date of such termination, an amount of cash equal to six times the amount of her annual salary on the date of termination.

Mr. Padilla, the Company's Chairman is paid $50,000 per year for his services to the Company under renewable five-year consulting agreements. If Mr. Padilla's consulting agreement is involuntarily terminated during the term of the agreement he is to be paid an amount of cash equal to six times the annual compensation rate then in effect under the contract.

Each of Westland's Vice Presidents also has a three year employment agreement with the Company providing that if they are involuntarily terminated each of them will be paid an amount equal to one year's salary.

Certain Transactions with Members of Management and Directors:

The Company reimburses Management for their out of pocket expenses for lobbying efforts that any of them may spend on behalf of the Company.

In 1995, the Company purchased for Ms. Page a $500,000 insurance policy on her life with the beneficiaries being Ms. Page's heirs. Since 1995, the Company paid a total of $189,600 in premiums. The applicable taxable portion of the premiums were treated as income to Ms. Page and are reported herein in the discussion of Ms. Page's total compensation during fiscal 2002 appearing in the Summary Compensation Table.

During fiscal 2003, the Company's board of directors declared the bonuses that are described in the Summary Compensation Table.

During fiscal 2004, the board of directors authorized a severance package for any director who retired prior to December 31, 2003. The amount offered is an amount equal to two years of the retiring director's annual director fees. Three Directors accepted the offer and resigned.

Pension Plan:

Effective January 1, 1997, the Company established a Money Purchase Profit Sharing Deferred Compensation Plan (the "97 Plan") and abandoned the SEP-IRA plan, which it had established in 1991. No payments were made to the abandoned plan after fiscal 1997. Under the '97 Plan, the Company contributed up to 15% of the aggregate earnings of participating employees. During fiscal 2002, 2003 and 2004, $94,819, $124,224, and $151,172 respectively, were contributed by the Company pursuant to the '97 Plan.

Ms. Page, Mr. Leroy J. Chavez, Mr. Lesley, Mr. Ambrogi, Mr. Turk and Ms. Blair participate in all employee benefit plans and participate in any bonuses, which may be declared by the Board of Directors.

                                LEGAL PROCEEDINGS

Other than ordinary routine litigation incidental to the Company's business, the Company and/or members of its management are not currently parties in any legal proceedings.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Grant Thornton LLP, certified public accountants, has provided services to the Company during the past fiscal year, which included the audit of the Company's Financial Statements included in the Annual Report to Shareholders on Form 10-KSB. A representative of Grant Thornton LLP will be present at the Annual Meeting, will be available to respond to appropriate questions concerning the financial statements of the Company, and will have the opportunity to make a statement if the representative desires to do so.

Audit Fees: The  aggregate  amount of fees billed in each of the last two fiscal years for professional services rendered by Grant Thornton LLP, the Company's principal accountants, for the Company's annual financial statements and review of financial statements included in the Company's Form 10-QSB or services that are normally provided by Grant Thornton, LLP in connection with statutory and regulatory filings or engagements was $41,275 in fiscal 2003 and $41,150 in fiscal 2004.

Audit Related Fees: The aggregate amount of fees billed in each of the last two fiscal years for assurance and related services by Grant Thornton LLP that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under Item 9(e)(1) of
     Schedule 14A was $0 in fiscal 2003 and $0 in fiscal 2004.

Tax Fees: The aggregate amount of fees billed in each of the last two fiscal years for professional services rendered by Grant Thornton LLP for tax compliance, tax advice, and tax planning was $21,650 in fiscal 2003 and $18,775 in fiscal 2004.

The services comprising the fees consisted of tax preparation and tax advisory services.

All Other Fees: The aggregate amount of fees billed in each of the last two fiscal years for products and services provided by Grant Thornton LLP, other than services reported in Item 9(e)(1) through 9(e)(3) of Schedule 14A,was $7,586 in fiscal 2003 and $8,986 in fiscal 2004.

The products and services comprising the fees consisted of accounting research and consultation advisory services.

The Board of Directors has not considered whether the provision of these services is compatible with the principal accountant's independence.

                     PROXY MATERIALS FOR NEXT ANNUAL MEETING

Shareholder proposals for consideration at the next Annual Meeting, which the Company expects to hold in September, October or November 2005, must be received by the Company no later than June 30, 2004. In order for such proposals to be included, they must be legal and must comply with the Rules and Regulations of the Securities and Exchange Commission.

                                 OTHER BUSINESS

The Board knows of no other business that is to be presented at the Annual Meeting. However, if other matters should properly come before the Annual Meeting, the persons named in the proxy will vote on those matters according to their judgment.

By Order of the Board of Directors







JOE CHAVEZ, Secretary

Albuquerque New Mexico, September 30, 2004

ON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2004, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) TO ANY RECORD HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S SHARES AS OF THE CLOSE OF BUSINESS ON OCTOBER 10, 2004. ANY EXHIBIT TO THE ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED ON REQUEST UPON PAYMENT OF THE REASONABLE EXPENSES OF FURNISHING THE EXHIBITS. ANY SUCH WRITTEN REQUEST SHOULD BE ADDRESSED TO Mr. JOE CHAVEZ, SECRETARY, WESTLAND DEVELOPMENT CO., INC., 401 COORS BOULEVARD, N.W., ALBUQUERQUE, NEW MEXICO 87121.

                                                                     PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF WESTLAND DEVELOPMENT CO., INC. to be held on November 19, 2004, at the Radisson Hotel, I-25 and Carlisle Blvd., NE, Albuquerque, New Mexico at 8:00 a.m

This Proxy is solicited by Management. Management recommends that you vote "YES' for the election of each Management Candidate.

THE UNDERSIGNED HEREBY APPOINTS AS PROXIES, Sosimo S. Padilla and Barbara Page, and each of them, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated below, all of the stock of Westland Development Co., Inc. owned of record by the undersigned on September 30, 2004, at the 2004 Annual Meeting of Shareholders to be held on November 19, 2004, and at any postponement(s) or adjournment(s) thereof, for the election of three Class A Directors and to vote upon any other matters which may properly come before the Meeting, subject to any directions in this proxy.

THIS PROXY REVOKES ALL PROXIES PREVIOUSLY GRANTED BY ME FOR ANY PURPOSE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SOSIMO S. PADILLA, JOE S. CHAVEZ AND RAY MARES, JR. AS CLASS B DIRECTORS AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTER BROUGHT BEFORE THE MEETING.

1.   ELECTION OF CLASS A DIRECTORS

VOTE MY STOCK FOR THE FOLLOWING THREE NOMINEES: [ ] ALL LISTED BELOW
                           OR FOR ONLY THE FOLLOWING:
           [ ] SOSIMO S. PADILLA [ ] JOE S. CHAVEZ [ ] RAY MARES, JR.

[ ] WITHHOLD AUTHORITY TO VOTE FOR ALL CANDIDATES LISTED ABOVE.

2.  OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     If any other matters are properly brought before the Meeting (or any adjournments of the Meeting) the persons named as Proxies or their substitutes are authorized to vote upon such other matters in their discretion.

      [ ] GRANTED

      [ ] WITHHELD

Sign below as your name is printed below. If your name is not printed below, sign your name as you normally sign your name and date your proxy.

__________________________________
Signature

DATE ____________________, 2004

__________________________________
Signature of co-owner (if applicable)

DATE ____________________, 2004

When signing as attorney, executor, administrator, trustee or guardian, please identify the capacity of the signature. When signing for a corporation, please sign in full the corporation's name by President or other authorized officer. If signing for a partnership, please sign in the partnership name by authorized person. If anyone other than the shareholder(s) named above is signing this proxy, indicate the capacity in which you are signing.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. YOUR STOCK CANNOT BE VOTED UNLESS YOU VOTE IN PERSON AT THE ANNUAL MEETING OR YOU RETURN A SIGNED AND DATED PROXY BY THE TIME OF VOTING AT THE ANNUAL MEETING.